UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016 (June 2, 2016)

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

225 Liberty Street, 29th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(800) 735-3362

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Definitive Material Agreement

2016 March Extension Amendment and Joinder with Respect to Credit Agreement

On June 2, 2016, First Data Corporation (the “Company”) entered into a 2016 May Extension Amendment and Joinder (the “Extension Amendment and Joinder”) relating to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, March 24, 2011, March 13, 2012 and August 16, 2012, as modified as of September 27, 2012 and February 13, 2013, as further amended as of April 10, 2013, April 15, 2013, January 30, 2014, July 18, 2014 and June 2, 2015 and as further modified as of July 10, 2015, November 24, 2015 and April 13, 2016, respectively, among the Company, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

Pursuant to the Extension Amendment and Joinder, the Company extended the maturity of (i) approximately $692 million of its existing U.S. dollar denominated term loans maturing on September 24, 2018 from September 24, 2018 to July 10, 2022 (the “2022B Extended Dollar Term Loans”) and (ii) approximately  €226 million of its existing euro denominated term loans maturing on March 24, 2018 from March 24, 2018 to July 10, 2022 (the “2022B Extended Euro Term Loans” and, together with the 2022B Extended Dollar Term Loans, the “2022B Extended Term Loans”).  The interest rate applicable to the 2022B Extended Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR plus 375 basis points or (b) solely with respect to the 2022B Extended Dollar Term Loans, a base rate plus 275 basis points.

Pursuant to the Extension Amendment and Joinder, the Company incurred an aggregate principal amount of (i) approximately $316 million in new U.S. dollar denominated term loans (the “2022B New Dollar Term Loans”) and (ii) approximately €85 million in new euro denominated term loans (the “2022B New Euro Term Loans” and, together with the 2022B New Dollar Term Loans, the “2022B New Term Loans”), in each case with an ultimate maturity date of July 10, 2022.  The interest rate applicable to the 2022B New Term Loans is a rate equal to, at the Company’s option, either (a) LIBOR plus 375 basis points or (b) solely with respect to the 2022B New Dollar Term Loans, a base rate plus 275 basis points.  The Company used the proceeds from the incurrence of (i) the 2022B New Dollar Term Loans to repay the portion of its existing U.S. dollar denominated term loans maturing on September 24, 2018 that were not converted into 2022B Extended Dollar Term Loans and (ii) the 2022B New Euro Term Loans to repay the portion of its existing euro denominated term loans maturing on March 24, 2018 that were not converted into 2022B Extended Euro Term Loans.

The foregoing description of the Extension Amendment and Joinder does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Extension Amendment and Joinder, which is filed as Exhibit 4.1 hereto.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

4.1

2016 May Extension Amendment and Joinder, dated as of June 2, 2016, among the Company, certain of its subsidiaries, each lender party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent

Exhibit A — Marked Pages of the Conformed Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: June 2, 2016	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary

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